Exhibit 10.2

Amendment #4

To the V9-l-l Statement of Work

Between

Intrado Inc. and Vonage Network Inc.

This Amendment #4 (“Amendment”) is hereby made and entered into by and between Intrado Inc. (“Intrado”) and Vonage Network Inc. (“Customer”), collectively referred to as the “Parties” and individually as “Party.” This Amendment shall become effective and binding as between the Parties once duly executed by both Parties as evidenced within the signature block below (the “Amendment Effective Date”).

Capitalized terms used herein but not specifically defined shall assume the meanings ascribed to them under the Agreement

RECITALS

WHEREAS, the Parties have that certain Agreement for Services dated April 27, 2005 but last signed on or about July 13, 2005 (the “Agreement”); and

WHEREAS, the Parties wish to amend the “Statement of Work for VoIP V9-1-1SM Mobility Services” (“SOW”) under the Agreement solely to the extent set forth herein; and

WHEREAS, the Parties wish to amend and restate the Service Fees for the SOW to the Agreement solely to the extent set forth under the “Second Amended and Restated Appendix A: Service Fees” which is attached hereto; and

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.	Effective Date of this Amendment

The Amendment shall be effective upon the “Amendment Effective Date” and shall continue in full force and effect until expiration or termination of the Agreement or until terminated by subsequent amendment, whichever is the first to occur.

2.	Service Fees - Appendix A

Appendix A - Amended and Restated Service Fees is hereby deleted in its entirety and replaced with the attached Second Amended and Restated Service Fees, attached hereto and incorporated by this reference.

Pages where confidential treatment has been requested are stamped, “Confidential treatment has been requested. The redacted material has been separately filed with the Commission.” All redacted material has been marked by an asterisk (*).

Amendment # 4

to the Vonage Network Inc. V9-I-1 Statement of Work

3.	Miscellaneous

3.1 Except as specifically amended herein, all terms, conditions and provisions contained in the Agreement shall remain unchanged and in full force and effect.

3.2 This Amendment may be executed in one or more counterparts, each of which shall be deemed as original and all of which shall together constitute one in the same agreement. Facsimile signatures shall be deemed original signatures to the extent promptly followed by an original signature copy.

3.3 The individuals named below who are executing this Amendment on behalf of the Parties are duly authorized to make the representations contained herein, to execute this Amendment, and to bind their respective organizations to the terms hereof.

3.4 This Amendment may not be amended, except via a writing executed by each of the Parties.

3.5 This Amendment (a) constitutes the entire understanding of the Parties with respect to the matters addressed in it and (b) supersedes any and all prior representations, agreements, or understandings, whether oral or written, relating to those matters.

Intrado Inc.	Vonage Network Inc.

/s/ Mary Hester Signature	/s/ John S. Rego Signature

Mary Hester, SVP	John S. Rego, CFO
Printed Name and Title	Printed Name and Title

3/27/07 Date	3.23.07 Date

2

VoIP V9-1-1SM Mobility Services Fees for Vonage Network Inc

Second Amended and Restated Appendix A: Services Fees

The following fee(s) and payment schedule for Services as described in this SOW will apply:

I. One-Time Fees:

Fee Descriptions:	At Contract Signing
Service Licensing and Activation, One Time Fee (“OTF”):	Waived

SoftSwitch connection to pair of Intrado Position Servers, OTF:	Waived

II. Recurring Fees:

V9-1-1 Service Fee Descriptions	Fee:
V9-1-1 Service Monthly Recurring Charge (“MRC”)

• Effective October 15th, 2006: ¡ **	*
Telephone Number (“TN”), MRC, per TN
*	*
*	*
*	*
*	*
*	*
*	*
V9-1-1 Service Query, MRC
• Begins upon the Amendment #4 Effective Date	*

V9-1-1 Address Management, MRC (OPTIONAL)

•     Automated address geocoding and MSAG validation error correction

•     Manual address geocoding and MSAG validation error correction

➢   Error correction for initial loads for newly acquired areas (i.e., moves of already active TNs)**

➢   Daily on-going errors correction for existing areas (i.e., new TNs in areas already served by Intrado)

* * *
• Emergency Call Relay Center	*

*	*The TNs exceeding * will be billed at the associated tiers above.*
**	Parties will mutually agree upon initiation and completion of initial load process including all applicable manual address geocoding and error resolution.

3/13/2007	Proprietary and Confidential	Page 1

Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

VoIP V9-1-1SM Mobility Services Fees for Vonage Network Inc

•	*

•

As of the Amendment #4 Effective Date, and excluding fees associated with the NYC Gateway SOW, Intrado shall invoice Customer for MRCs under the Agreement pursuant to the Services Fees schedule above, and no other charges shall apply.

•

The professional services rate of * per hour will apply to mutually agreed (in writing) manual processes to support the Services and for ongoing support, primarily for data management issues and telecom networking issues, unless otherwise negotiated. For clarity, no professional services may be performed by Intrado unless and until first specifically agreed upon in writing by Customer.

•	Intrado will not charge Customer for failover calls to the Emergency Call Relay Center that result due to an Intrado Service failure.

3/13/2007	Proprietary and Confidential	Page 2

Confidential treatment has been requested. The redacted material has been separately filed with the Commission.